UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                -------------------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 4th, 2004

                              Zeppelin Energy, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                  1-10934               98-0196717
(State or Other Jurisdiction) (Commission File No.)   (I.R.S. Employer
                                                       Identification No.)

                    27 Oakmont Drive, Rancho Mirage, CA 92270
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, Including Area Code: (760) 831 0715



Item 1.Change of Control of Registrant.    None


Item 2. Acquisition or Disposition of Assets. The Company on August 4th, 2004 acquired all of the outstanding shares of Rocket Technologies Inc. (herein "Rocketinfo") in exchange for Eight Million (8,000,000) shares of Zeppelin common stock, and cash payments in the amount of Four Hundred Thousand Dollars ($400,000).


Rocketinfo is a leading provider of Internet-based search, competitive and business intelligence solutions that enable event and information driven enterprises to become more agile and efficient. At the core of the Rocketinfo offering is a robust, proprietary search engine. Based upon this foundation, they provide a range of business information products and services to the enterprise, government and consumer markets. Rocketinfo has embraced the emerging convergence in these markets of new standards in Web Services, XML and RSS. Rocketinfo's new product, the Rocketinfo Enterprise Message Broker (Rocketinfo EMB) has been developed to take advantage of these new market opportunities. Rocketinfo EMB provides customers with the ability to bridge access to disparate internal and external data sources and enable a truly event-driven organization, increase returns on current technology investments and deliver significant competitive advantage.


Internet and Intranet Search Technology
---------------------------------------

Rocketinfo has developed a complete search engine system including web robots, data storage, search definition, retrieval and document ranking systems. The search engine system components work together providing the tools to scrape, index and compress network based unstructured/structured data at regular intervals. Web based and application programming interfaces (i.e. XML, SOAP) allow for complex search query submission. The Rocketinfo document rank subsystem yields highly relevant results using a combination of keyword and parametric analysis.


The Rocketinfo Search Engine Server provides excellent performance on commodity Intel or Sparc-based servers running Linux, Solaris or Microsoft NT. The search engine is lightweight enough to be deployed as a stand-alone server for corporate use or in a cluster of servers in a high volume public search engine environment. The Rocketinfo Search Engine Server provides the same quality results as it competitors at a fraction of the cost.


Enterprise Products
-------------------

Rocketinfo Competitive Intelligence


Rocketinfo Competitive Intelligence is a web-based search definition and content distribution system targeted at the enterprise marketplace, specifically for use in competitive intelligence research and media monitoring. This product allows corporate customers to define complex search topics using traditional Boolean search terms and parametric data. Further topic refinement is performed using a document rank and proprietary learning engine. Automated distribution of content is provided as daily emails, alerts, direct to web portals or as a form of XML such as RSS.


Rocketinfo Enterprise Message Broker


Rocketinfo EMB is a comprehensive and turnkey Enterprise Message Broker solution, that includes java-based middleware (available on Linux, Solaris, HP-UX or Windows 2000), security, data conversion proxies (i.e. SQL to XML, SMTP to XML, POP3 to XML, HTML to XML), web-based administration, web-based search definition, schedulers and client interfaces for 3rd party developers, RSS Readers, Email, Wireless devices and Smart Clients. Rocketinfo EMB provides customers with the ability to securely bridge access to disparate internal and external data sources and enable a truly event-driven organization, increase returns on current technology investments and deliver significant competitive advantage.


Web Services


Rocketinfo Web Services provide customers and business partners with platform independent programmatic interfaces using HTTP, XML and SOAP standards. These interfaces allow customers to define the specific content they want and receive search results in non-proprietary formats. Rocketinfo Web Services provide business partners with the tools to integrate Rocketinfo's search functionality into their own proprietary applications and services.


RSS Reader Server


The RSS Reader Server developed by Rocketinfo is a lightweight, high-performance platform that can host ten of thousands of users using the RSS Reader, all operating off the same inexpensive computer. The RSS Reader Server uses proprietary preemptive caching technology to minimize computing and network resources while maintaining robust end user performance. This combination of end user functionality and low deployment overhead makes the product ideal both as a high-volume, high-load, free Internet service, and as a news, information and communication platform in larger enterprises.


Consumer Products
-----------------

 RocketNews.com


In order to showcase the search result accuracy, low cost of deployment and scalability of our technologies, Rocketinfo Inc. launched RocketNews in October 2000. RocketNews is one of the first current news search engines on the Internet (www.rocketnews.com). Powered by Rocket's core search technology, the public site provides a completely software-driven breaking news portal updated every 15 minutes. Users are able to search for news from 11,000 Internet news sites, using a combination of advanced Boolean expressions and parametric controls. RocketNews handles several million search requests a month, using a cluster of only three Intel-based Dell servers. Calculated over one year, the cost per search request, including equipment and network connectivity, is approximately
0.0001875 cents. RocketNews was nominated for best News Search Engine in 2003 and for a Webby Award for best Internet News Site in 2004.


Rocketinfo RSS Reader


Rocketinfo has developed a web-based RSS Reader capable of managing and viewing hundreds of feeds for each individual user. The RSS Reader is able to process RSS feeds published in the 0.91, 1.0 and 2.0 standards as well as the newer ATOM publishing standard. The reader provides a number of features not found in competing products including search tools for finding RSS feeds and the ability to create personalized feeds. The Rocketinfo RSS Reader has been deployed as a free service (http://reader.rocketinfo.com) since March 2004. More than 12,000 users have signed up for the service with an average of 75 new accounts per day.


Rocketinfo Desktop


Designed for the single researcher, this java-based, cross-platform tool incorporates all the search and refinement technology of our enterprise offering, the full feature set of our popular Rocketinfo RSS Reader, access to the full RocketNews database and proprietary content from IDC and the Gartner Group as well as leading book retailers. The Rocketinfo Desktop also has features to archive and email relevant articles.


Item 3. Bankruptcy or Receivership    None


Item 4.Changes in Registrant's Certifying Accountant.    None


Item 5.Other Events. On August 5th, 2004, the Registrant's directors, after having received written approval from at least 51% of Registrant's shares entitled to vote, signed a Unanimous Consent authorizing the change of Registrant's name to Rocketinfo Inc. In conjunction with the name change, the Registrant will also change its CUSIP Number and its symbol.


Item 6.Changes of Registrant's Directors.    None


Item 7.Exhibits.    None


Item 8. Change in Fiscal Year.    None


Item 9. Regulation FD Disclosure.    None


Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision
of the Code of Ethics.   None


Item 11.Temporary Suspension of Trading Under Registrant's Employee Benefit
Plans.    None


Item 12.Results of Operations and Financial Condition.    None

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


                                                       Zeppelin Energy, Inc.

August 10th, 2004                                      /s/ Gary Campbell
                                                       -----------------
                                                       Gary Campbell
                                                       CEO/ Director